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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): March 10, 2008

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                        1-12387                 76-0515284
(State or other jurisdiction            (Commission          (I.R.S. Employer of
      of incorporation                 File Number)             Incorporation
      or organization)                                       Identification No.)

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
500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                             60045
  (Address of Principal Executive Offices)                            (Zip Code)

       Registrant's telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

     On March 10, 2008, Tenneco Inc. announced that it has entered into a purchase agreement with Delphi Automotive Systems LLC to acquire certain ride control assets and inventory at Delphi's Kettering, Ohio facility. This purchase agreement has been filed with the bankruptcy court as part of Delphi's bankruptcy court proceedings.

     The closing of this purchase is subject to certain closing conditions, including bankruptcy court approval.

     As part of the purchase agreement, Tenneco would pay approximately $10 million for existing ride control components inventory and approximately $9 million for certain machinery and equipment. Tenneco would also lease a portion of the Kettering facility from Delphi.

     In connection with the purchase agreement, Tenneco has entered into an agreement with the International Union of Electrical Workers, which represents the Delphi workforce at the Kettering plant. The agreement was ratified by the IUE's rank and file in August 2007.

     Tenneco has also entered into a long-term supply agreement with General Motors Corporation to continue to supply passenger car shock and strut business to General Motors from the Kettering facility.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

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
Exhibit No.   Description
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
99.1          Press release issued March 10, 2008
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TENNECO INC.


Date: March 12, 2008                    By: /s/ David A.Wardell
                                            ------------------------------------
                                            David A. Wardell
                                            Senior Vice President, General
                                            Counsel and Corporate Secretary